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                                                                  EXHIBIT 10.15



                            SPECTRUMEDIX CORPORATION
                             2124 Old Gatesburg Road
                        State College, Pennsylvania 16803

                                 August 25, 1997

Mr. Bernard Sonnenschein
SpectruMedix Corporation
2124 Old Gatesburg Road
State College, Pennsylvania  16803


               Re:    Termination of Employment Agreement

Dear Bernard:

              Reference is made to the employment agreement (the "Agreement") dated March 31, 1997 between you and SpectruMedix Corporation (the "Company"), pursuant to which you are employed as President of the Company. The Company understands that you have agreed to terminate your employment agreement with the Company, opting instead to continue as Treasurer and Secretary of the Company on an at-will basis. The Company wishes to terminate the Agreement and to employ you as the Treasurer and Secretary of the Company on an at-will basis.

              Please indicate your agreement to terminate the Agreement by signing below in the countersignature block. Upon execution of this letter, the Agreement will terminate and be of no further force or effect and neither you nor the Company will have any further responsibilities, liabilities or obligations with respect thereto or thereunder.

              Please feel free to contact me with any questions that you may have.

                                                   Sincerely,

                                                   SPECTRUMEDIX CORPORATION

                                                   /s/ Joseph K. Adlerstein
                                                   Joseph K. Adlerstein,
                                                   Chief Executive Officer
ACCEPTED AND AGREED:


/s/ Bernard Sonnenschein
-------------------------------------
Bernard Sonnenschein

cc:     J. Stephan Dolezalek, Esq.